EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan of our reports dated February 28, 2007, except for Note 2, as to which the date is March 28, 2008, with respect to the consolidated financial statements and schedule of Cenveo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
 Ernst & Young LLP

Stamford, CT
September 4, 2008